                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                   $60,000,000

                                CREDIT AGREEMENT

                          Dated as of October 8, 2002,

                                      among

                                METROCALL, INC.,
                     (f/k/a McCaw RCC Communications, Inc.)
                                as the Borrower,

                                       and

                         CERTAIN FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                                       and

                         TORONTO DOMINION (TEXAS), INC.
                            as Agent for the Lenders

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                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of October 8, 2002, is among METROCALL, INC., a Delaware corporation (the "Borrower," f/k/a McCaw RCC Communications, Inc.), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and TORONTO DOMINION (TEXAS), INC. ("TD"), as administrative agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:

      WHEREAS, the Borrower, a wholly-owned operating subsidiary of Metrocall Holdings, Inc. ("Holdings") is, together with other subsidiaries of Holdings, engaged in the business of owning, constructing, managing and operating paging service systems and communications businesses incidental or directly relating thereto, including the resale of narrowband and broadband one- and two-way communications systems;

      WHEREAS, on June 3, 2002, the predecessor to the Borrower, Holdings, Metrocall, USA, Inc. ("MUSA"), Advanced Nationwide Messaging Corp., MSI, Inc., and Mobilefone Service, L.P. (collectively, the "Metrocall Entities"), being certain of the Borrower's affiliates, together voluntarily commenced a case under Chapter 11 of the U.S. Bankruptcy Code (as consolidated for administrative purposes) pursuant to order of the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court," and such Chapter 11 case, the "Bankruptcy Case");

      WHEREAS, on September 26, 2002, the Bankruptcy Court entered that certain "Finding of Fact, Conclusions of Law and Order Confirming the Debtors' Chapter 11 Plan of Reorganization" (the "Confirmation Order"), confirming that certain Debtors' Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated as of July 18, 2002 (as further amended, the "Plan of Reorganization");

      WHEREAS, as of the commencement of the Bankruptcy Case, Holdings was a party to that certain Fifth Amended and Restated Credit Agreement dated March 17, 2000, as amended, by and among the Lenders party thereto, The Toronto-Dominion Bank, as Issuing Bank, Toronto Dominion (Texas), Inc., as Administrative Agent, Bank of America, N.A. and First Union National Bank, as Co-Documentation Agents and FleetBoston Robertson Stephens Inc. as Syndication Agent (the "Prior Loan Agreement"), under the terms of which such lenders agreed to make loans to Holdings in an aggregate amount of up to $200,000,000;

      WHEREAS, as of October 6, 2002, the aggregate outstanding principal amount of the loans was $133,000,000, plus accrued interest;

      WHEREAS, pursuant to the terms of the Plan of Reorganization, allowed claims of the bank parties to the Prior Loan Agreement (the "Allowed Bank Group Claims") are to be satisfied on the effective date of the Plan of Reorganization, by among other things, new senior secured promissory notes from the Borrower payable to the Lenders in an aggregate principal amount of $60,000,000, such that the Lenders will share in a pro rata distribution of the Notes in
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accordance with each Lender's Commitment (as defined in the Prior Loan
Agreement) under the Prior Loan Agreement;

      WHEREAS, the Borrower wishes to restructure, convert and continue $60,000,000 of Loans (as defined in the Prior Loan Agreement) under the Prior Loan Agreement into loans hereunder; and

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings, except where the context otherwise requires (such meanings to be equally applicable to the singular and plural forms thereof):

      "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, the power
(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agent" is defined in the Preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.3.

      "Agreement" means, on any date, this Credit Agreement, together with all exhibits and schedules hereto, as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Allowed Bank Group Claims" is defined in the Sixth Recital.

      "Annualized Operating Cash Flow" means, as of any date, the product of (a) Operating Cash Flow, calculated for the Fiscal Quarter then most recently ended, multiplied by (b) four (4).

      "Applicable Law" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.


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      "Applicable Margin" means, as of any date, with respect to the Loans,
2.875% per annum.

      "Assignee Lender" is defined in Section 10.12.1.

      "Authorized Officer" means, relative to each Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.2(b).

      "Bankruptcy Case" is defined in the Second Recital.

      "Bankruptcy Court" is defined in the Second Recital.

      "Base Rate" means, on any date and with respect to all Loans, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by The Toronto-Dominion Bank at its New York, New York office as its prime rate for dollar advances made in the United States or (b) the Federal Funds Rate most recently determined by the Agent plus 1/2% (0.5%) per annum. The Base Rate is not necessarily intended to be the lowest rate of interest determined by The Toronto-Dominion Bank or any Lender in connection with extensions of credit. Changes in the rate of interest on the Loans will take effect simultaneously with each change in the Base Rate. The Agent will promptly give notice to the Borrower and the Lenders of changes in the Base Rate.

      "Borrower" is defined in the Preamble, and includes its successors.

      "Borrower Security Agreement" means the Security Agreement, dated as of even date herewith, executed by the Borrower, substantially in the form of Exhibit F-1 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time.

      "Business Day" means any day that is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York and Houston, Texas, as relevant to the determination to be made or the action to be taken.

      "Capital Expenditures" means, for any period, the sum of (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period that, in accordance with GAAP, would be classified as capital expenditures and (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases. For purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.


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      "Cash Equivalent Investment" means, at any time: (a) any evidence of
Indebtedness maturing not more than one year after such time, issued or guaranteed by the United States Government; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of the Borrower or of any other Obligor) with a combined net worth of at least $100 million that is organized under the laws of any state of the United States or of the District of Columbia, and that conducts a substantial part of its business in the United States and that, on the date of investment, is rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company);
(c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; or (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause
(c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

      "CEO" means the Chief Executive Officer and President of Holdings and the Borrower on the Effective Date.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "CFO" means the Chief Financial Officer of Holdings and the Borrower on the Effective Date.

      "Change in Control" means the occurrence of any of the following events or the existence of any of the following conditions: (a) a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group, together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 49.99% of the aggregate voting power of all classes of Voting Stock of Holdings; (b) the failure of Holdings to own, free and clear of all Liens, all of the outstanding shares of Voting Stock of the Borrower, MUSA or MVI (other than Liens granted pursuant to the Pledge Agreements); (c) the individuals and their successors nominated by the Lenders or the Committee (as defined in the Plan of Reorganization) (or, if there shall be no Committee, then by the Lenders) who constituted the Board of Directors of Holdings as of the Effective Date (other than additions thereto or removals therefrom from time to time thereafter approved by the Board of Directors in accordance with the bylaws of Holdings) shall cease for any reason to constitute 50% or more of the Board of Directors of Holdings; (d) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Borrower's assets to any Person or Group (as such term is used in Section 13(d)(3) of the Exchange
Act); (e) the merger or consolidation of the Borrower with or into another Person or the merger of another Person into the Borrower with the effect that, immediately after such transaction, any Person or Group of


                                       4
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Persons shall have become the Beneficial Owner of securities of the surviving
Person of such merger or consolidation representing a majority of the combined voting power of the outstanding Equity Interests of the surviving Person ordinarily having the right to vote in the election of directors; (f) the adoption of a plan leading to the liquidation or dissolution of the Borrower or of Holdings (other than pursuant to the Plan of Reorganization); or (g) any "change of control" or "change of control event," however designated or denominated, shall have been deemed to have occurred under any agreement of the Borrower or any of its Subsidiaries having an aggregate economic value to such Person exceeding $5,000,000. As used herein (i) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (ii) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (iii) "Unrelated Person" means at any time any Person other than the Borrower, Holdings or any Subsidiary; (iv) "Related Person" of any Person means any other Person owning (A) 5% or more of the outstanding common stock of such Person or (B) 5% or more of the Voting Stock of such Person; and
(v) "Voting Stock" of any Person means Equity Interests of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means any Property of any kind constituting collateral for the Obligations under any of the Loan Documents.

      "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

      "Compliance Certificate" is defined in Section 7.1.2(c).

      "Confirmation Order" is defined in the Third Recital.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection or indemnification provided in agreements entered into in the ordinary course of business), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.


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      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Default" means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing Loans.

      "Effective Date" means the date on which the conditions specified in
Article V are satisfied (or waived in accordance with Section 10.1).

      "Employee Pension Plan" means any Plan that (a) is maintained by the Borrower or any ERISA Affiliate and (b) is subject to Part 3 of Title I of ERISA.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "EPX" means Electronic Payment Exchange, Inc., and its successors.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Event of Default" is defined in Section 8.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing MVI Security Documents" is defined in Section 10.16.

      "FCC" means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.


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
      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by TD from three federal funds brokers of recognized standing selected by it.

      "Final Order" means an order that is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2002 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantor" means Holdings and any Subsidiary of Holdings that now or hereafter executes and delivers a Guaranty.

      "Guaranty" means individually, (a) the Holdings Guaranty or (b) each Subsidiary Guaranty; and "Guaranties" means, collectively, all of them.

      "guaranty" or "guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

      "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Holdings" is defined in the First Recital, and includes its successors.

      "Holdings Guaranty" means the Guaranty dated as of even date herewith, executed by Holdings, substantially in the form of Exhibit E-1 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time.

      "Holdings Security Agreement" means the Security Agreement dated as of even date herewith, executed by Holdings, substantially in the form of Exhibit F-3 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time.

      "Inciscent" means Inciscent, Inc., a Delaware corporation.

      "including" means "including without limiting the generality of any description preceding such term"; for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement that is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" means, with respect to any Person, and without duplication,
(a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including to the extent of the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), secured non-recourse obligations of such Person; (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation) if the obligation secured thereby shall not have been assumed; (c) to the extent not otherwise included, all Capitalized Lease Liabilities of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement; (d) all reimbursement obligations with respect to outstanding letters of credit; and (e) to the extent not otherwise included, all obligations subject to guaranties of such Person or its Subsidiaries.

      "Indebtedness for Money Borrowed" means, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized


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Lease Liabilities, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, guaranties of any of the foregoing. For purposes of this definition, interest that is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Intercompany Services Agreement" means that certain Intercompany Services Agreement dated as of even date herewith, by and among the Borrower, Holdings and MVI, substantially in the form of Exhibit K attached hereto, together with any amendments, renewals, restatements or other modifications from time to time.

      "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement dated as of even date herewith, by and among the Agent, the Lenders and the "Lenders" as defined in the Senior Secured PIK Credit Agreement, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Interest Expense" means, for any period, all cash interest paid (including imputed interest with respect to Capitalized Lease Liabilities) with respect to any Indebtedness for Money Borrowed of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees paid in respect of such Indebtedness for Money Borrowed during such period (but specifically excluding fees paid during previous periods but amortized during such period in accordance with GAAP).

      "Investment" means, without duplication, and relative to any Person: (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person; and
(c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of Property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such Property.

      "Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state, any foreign country, or any other Tribunal.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit B attached hereto.

      "Lenders" is defined in the Preamble, and includes their successors and assigns.


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      "License" means any radio, telephone, microwave, paging or other license, authorization, certificate of compliance or convenience, franchise, approval or permit, granted or issued by the FCC or any other Governmental Authority and held by Holdings and its Subsidiaries, all of which are listed as of the Effective Date on Schedule I hereto.

      "License Agreement" means that certain License and Use Agreement dated as of even date herewith, by and between the Borrower and MUSA pursuant to the Plan of Reorganization, together with any amendments, renewals, restatements or other modifications thereof from time to time.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or charge against, or interest in, Property to secure payment of a debt or performance of an obligation.

      "Loan" is defined in Section 2.1.

      "Loan Amount" means $60,000,000, as such amount may be reduced from time to time by prepayment of the Loans pursuant to Section 3.1.

      "Loan Documents" means (a) this Agreement; (b) the Notes; (c) the Security Documents; (d) the Senior Secured PIK Credit Agreement; (e) the PIK Notes; (f) the Intercreditor Agreement; and (g) all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or any Lender pursuant to any of the foregoing, as well as all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

      "Loan Termination Date" means the earlier of (a) March 31, 2004 and (b) the date on which any Loan Termination Event occurs.

      "Loan Termination Event" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.12 with respect to the Borrower or any other Obligor; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Materially Adverse Effect" means (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties or business prospects of the Borrower and its Subsidiaries, or (b) a material adverse effect upon (i) the binding nature, validity or enforceability of this Agreement or of any other Loan Document, or upon (ii) the ability of the Borrower or any other Obligor to perform their respective obligations (including payment obligations) under this Agreement or any other Loan Document, or upon
(iii) the value of the Collateral or upon (iv) the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Agent and the Lenders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings; provided, however, that liability arising from taxes (including interest and penalties related thereto, if any) owed by the Borrower and any Obligor, or any effect therefrom on the assets or financial condition of the Borrower or

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any Obligor, of an amount in excess of the cash reserved pursuant to the Order of the Hon. Ronald Barliant Pursuant to Sections 105(a) and 1123(a) of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3020(a) Establishing Disputed Claims Reserves for Disputed Priority and Secured Tax Claims dated September 25, 2002 for the payment of Allowed Priority Tax Claims and Allowed Secured Tax Claims shall not create a Material Adverse Effect as defined herein.

      "Material Agreement" means any contract or agreement binding on Holdings or any of its Subsidiaries (including the Borrower) that is material to the consolidated financial condition or operations of Holdings and its Subsidiaries (including the Borrower).

      "Metrocall Entities" is defined in the Second Recital, and includes their successors.

      "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

      "MUSA" is defined in the Second Recital, and includes its successors.

      "MVI" means Metrocall Ventures, Inc, a Delaware corporation, and includes its successors.

      "Necessary Authorizations" means all approvals and licenses from, and all filings and registrations with, any Governmental Authority, including the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable Holdings and its Subsidiaries to own, construct, maintain and operate paging service systems and communications businesses incidental or directly relating thereto, including the resale of narrowband and broadband one- and two-way communications systems.

      "Net Cash Interest Expense" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense minus interest earned by the Borrower and its Subsidiaries on investments, as determined in accordance with GAAP.

      "Net Income" means, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

      "New MVI Security Documents" is defined in Section 10.16, as each may be amended, renewed, restated or modified from time to time.

      "Note" means any senior secured promissory note of the Borrower, in the form of Exhibit A hereto, made payable to the order of any Lender pursuant to the terms of this Agreement (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate principal indebtedness of the Borrower to such Lender under this Agreement resulting from outstanding Loans, which Loans constitute a continuation, extension and renewal in part of the Borrower's Obligations (each as defined in the Prior Loan Agreement) under the Prior Loan Agreement, and which Notes are being issued by the Borrower in partial satisfaction of the Allowed Bank Group Claims, and which also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower and any other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

      "Obligor" means the Borrower, Holdings, MUSA, MVI and any other Person (other than the Agent or any Lender) obligated under any Loan Document.

      "Operating Cash Flow" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Fiscal Quarter, the sum of (a) Net Income for such quarter (after eliminating any extraordinary gains and losses including gains and losses from the sale of assets, other than sales of pagers and other products or services in the ordinary course of business, and any deferred tax benefits), plus (b) to the extent deducted in determining Net Income, the sum of the following for such period: (i) Interest Expense, plus
(ii) tax expense, plus (iii) depreciation and amortization expense, plus (iv) legal and other necessary third-party fees and expenses paid in connection with the management and implementation of the Plan of Reorganization according to its terms, plus (v) other non-cash charges, all as determined in accordance with GAAP.

      "Operating Cash Flow to Net Cash Interest Expense Ratio" means, as of any date, the ratio of Operating Cash Flow (calculated for the Fiscal Quarter then most recently ended) to Net Cash Interest Expense (calculated for the Fiscal Quarter then most recently ended).

      "Organic Document" means, relative to the Borrower and any other Obligor, its certificate of incorporation, formation or organization (or comparable document), its by-laws or operating agreement, and all shareholder agreements, partnership agreements, limited liability company or operating agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other securities.

      "Participant" is defined in Section 10.12.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means the ratio, expressed as a percentage, of the unpaid principal amount of the outstanding Loans owing to any Lender, divided by the aggregate unpaid principal amount of the outstanding Loans owing to all Lenders.

      "Permitted Liens" is defined in Section 7.2.3.

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "PIK Notes" means all promissory notes made by Holdings in favor of the various Lenders (as defined in the Senior Secured PIK Credit Agreement) evidencing Loans (as defined in the Senior Secured PIK Credit Agreement) made by such Lenders.

      "Pledge Agreement" means, collectively, each Pledge Agreement dated as of even date herewith, or otherwise delivered pursuant Section 7.1.17 hereof or any other Loan Document, executed by Holdings, Borrower, MUSA and MVI, and by any other Person that is or becomes a Subsidiary of Holdings or of the Borrower and executes a Pledge Agreement pursuant to the terms hereof, substantially in the form of Exhibit G attached hereto, together with any amendments, renewals, restatements or other modifications from time to time. The term "Pledge Agreements" shall include each and every Pledge Agreement executed and delivered pursuant to any Loan Document.

      "Plan" means any Pension Plan or Welfare Plan.

      "Plan of Reorganization" is defined in the Third Recital.

      "Prior Loan Agreement" is defined in the Fourth Recital.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "Release" means a "release," as such term is defined in CERCLA.

      "Reportable Event" means, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

      "Required Lenders" means, at any time, the Lenders holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans; provided, however, that with respect to (a) the waiver of any default by the Borrower in the payment of principal owing hereunder (excluding final maturity) and (b) any extensions of scheduled amortization payments (excluding final maturity), "Required Lenders" means the Lenders holding at least 75% of the aggregate unpaid principal amount of the outstanding Loans.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

      "Security Agreement" means, individually (a) the Holdings Security Agreement; (b) the Borrower Security Agreement; and (c) each Subsidiary Security Agreement; and "Security Agreements" means, collectively, all of them.

      "Security Documents" means, collectively, (a) the Guaranties; (b) the Security Agreements; (c) the Trademark Security Agreement; (d) the Pledges; (e) the New MVI Security Documents; and (f) any additional security agreement, pledge, guaranty, mortgage, deed of trust or instrument necessary or appropriate to grant to the Agent and/or the Lenders a Lien on the Collateral to secure the Obligations or to perfect or maintain any Lien.

      "Security Interest" means all Liens in favor of the Agent, for the benefit of itself and the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

      "Senior Secured PIK Credit Agreement" means that certain $20,000,000 Senior Secured PIK Credit Agreement dated as of even date herewith, by and among Holdings, the Agent and the Lenders.

      "Stated Maturity Date" means March 31, 2004.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust, or similar business organization of which more than 50% of the outstanding Equity Interests having ordinary voting power (irrespective of whether at the time Equity Interests of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context specifies otherwise, references to a "Subsidiary" or to "Subsidiaries" will be to a subsidiary or subsidiaries of both Holdings and the Borrower.

      "Subsidiary Guaranty" means, individually, (i) that certain Subsidiary Guaranty dated as of even date herewith between MUSA and the Agent; and (ii) any other guaranty executed by a Person that is or becomes a Subsidiary of Holdings or the Borrower, each substantially in the form of Exhibit E-2 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time, and "Subsidiary Guaranties" means, collectively, all of them.

      "Subsidiary Security Agreement" means, individually, (i) that certain Subsidiary Security Agreement dated as of even date herewith between MUSA and the Agent; and (ii) any other security agreement executed by a Person that is or becomes a Subsidiary of Holdings or the Borrower, each substantially in the form of Exhibit F-2 attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time; and "Subsidiary Security Agreements" means, collectively, all of them.

      "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated as of even date herewith, among Holdings, the Borrower, MUSA and MVI, substantially in the form of Exhibit J attached hereto, together with any amendments, renewals, restatements or other modifications thereof from time to time.

      "Taxes" is defined in Section 4.2.

      "TD" is defined in the Preamble.

      "Total Net Debt" means, as of any date (a) the outstanding principal amount of all Indebtedness for Money Borrowed of Holdings and its Subsidiaries (excluding MVI and Inciscent) as of such date minus (b) Unrestricted Cash as of such date.

      "Total Net Debt to Annualized Operating Cash Flow Ratio" means the ratio of Total Net Debt to Annualized Operating Cash Flow.

      "Trademark Security Agreement" means the Trademark Security Agreement, dated as of even date herewith, executed by MUSA or otherwise executed and delivered pursuant to Section 7.1.17. or pursuant to any other Loan Document, substantially in the form of Exhibit H attached hereto, together with any amendments, renewals, restatements or other modifications from time to time. The term "Trademark Security Agreements" shall include each and every Trademark Security Agreement executed and delivered pursuant to the Loan Documents.

      "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality or any properly convened arbitration.

      "UCC" means the Uniform Commercial Code in effect from time to time in the State of New York.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Unrestricted Cash" means, as of any date, (a) the aggregate amount of cash or cash equivalents of Holdings, the Borrower and MUSA, minus (b) such amounts that are used to establish reserves as required under the Plan of Reorganization, minus (c) such amounts that are subject to Permitted Liens, minus (d) cash necessary to make distributions (other than to the Lenders or for dividends with respect to any equity securities of Holdings) pursuant to the Plan of Reorganization.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in the Notes, any other Loan Document, certificate, notice or other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in any other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States ("GAAP"), consistently applied.

                                   ARTICLE II

                                      LOANS

      SECTION 2.1. Conversion of Existing Obligations; No Borrowings. On the Effective Date, the Lenders agree to convert, continue and extend $60,000,000 of Loans (as defined in the Prior Loan Agreement) under the Prior Loan Agreement into Loans hereunder (such converted and extended loans herein relative to each Lender, its "Loans"). For the sake of clarity, it is understood that the Borrower shall not be able to request any other Loans hereunder and that the Lenders shall not be obligated make any additional loans to the Borrower. No amounts paid or prepaid with respect to any Loans may be reborrowed.

      SECTION 2.2. Note. Each Lender's Loan shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Loan Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, such Lender's Loan. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III

                      REPAYMENTS, PREPAYMENTS AND INTEREST

      SECTION 3.1. Repayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Loan Termination Date.

            SECTION 3.1.1. Prepayments

            (a) Optional Prepayments. The Borrower may, from time to time on any Business Day, without penalty or premium, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                  (i) all such voluntary prepayments shall require three
            Business Days' prior written notice to the Agent; and

                  (ii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $2,000,000 and an integral multiple of $1,000,000; and

            (b) Mandatory Prepayments/Scheduled Repayments. The Borrower shall:

                  (i) on each Quarterly Payment Date, commencing March 31, 2003, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Loans in the amount shown below opposite such Quarterly Payment Date:

                  DATE                                REPAYMENT AMOUNT
                3/31/03                                 $10,000,000
                6/30/03                                  $7,000,000
                9/30/03                                  $4,000,000
                12/31/03                                 $2,000,000
                3/31/04                                 $37,000,000

                  (ii) within five Business Days after the December 31, 2002, and within five Business Days after the end of each Fiscal Quarter thereafter, make a mandatory prepayment in an amount equal to 100% of Unrestricted Cash for such Fiscal Quarter in excess of the sum of
            (a) $10,000,000 plus (b) an amount not greater than $2,000,000, to the extent that such amount in clause (b) has been expressly set aside as a general reserve for the payment of existing contractual obligations; provided, however, that the Borrower shall make all scheduled mandatory prepayments in an amount equal to 100% of Unrestricted Cash for such Fiscal Quarter in excess of the sum of $10,000,000 subsequent to the earlier to occur of (a) the Borrower's written notice to the Agent to the effect that such reserve is no longer required and (b) 364 days from the Effective Date. Each mandatory prepayment shall be certified as to the actual amount by an Authorized Officer of the Borrower pursuant to Section 7.1.2(c); and

                  (iii) immediately upon any acceleration of the Stated Maturity
            Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated, in which event the Borrower shall immediately repay the amount so accelerated.

Each prepayment of Loans made pursuant to Section 3.1.1(a) and Section 3.1.1(b)(ii) shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of the Loans set forth in Section 3.1.1(b)(i). Each prepayment of any Loans made pursuant to this subsection 3.1.1 shall be without premium or penalty.

      SECTION 3.2. Interest. Interest on the outstanding principal amount of Loans shall accrue interest at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin, and shall be payable in accordance with this Section 3.2.

            SECTION 3.2.1. Post-Maturity and Default Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, or during the occurrence and continuance of any Event of Default, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

            SECTION 3.2.2. Payment Dates. Interest accrued on each Loan shall be payable in arrears, without duplication:

            (a) on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

            (c) on each Monthly Payment Date occurring after the Effective Date; and

            (d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                                   ARTICLE IV

                            CERTAIN OTHER PROVISIONS

      SECTION 4.1. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Loan is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.2. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.2, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY, certifying in either case that such Foreign Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Foreign Lender which so delivers a Form W-8ECI, W-8BEN, W-8EXP or W-8IMY further undertakes to deliver to the Borrower two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form W-8BEN or Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower, in each case certifying that such Foreign Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Lender from duly completing and delivering any such form with respect to it and such Foreign Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      SECTION 4.3. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.4. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 4.1) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.5) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.5. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.12 with respect to the Borrower or any other Obligor or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.4. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Lender may have.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

      The obligations of the Lenders under this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article V.

      SECTION 5.1. Organizational Documents. The Agent shall have received copies of the Organic Documents of each Obligor, together with all amendments thereto, certified by an Authorized Officer, as applicable, as being true, correct and complete, and a certificate of good standing for each Obligor, certified by the appropriate governmental officer in its jurisdiction of incorporation or organization.

      SECTION 5.2. Resolutions, Incumbency, etc. The Agent shall have received from each Obligor a certificate, dated as of the Effective Date, of its Secretary or Assistant Secretary as to:

            (a) resolutions of its Board of Directors (or other governing body) then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

            (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by it, which shall identify by name and title and bear the signature of the officers of the Borrower and such Obligors so authorized

      , upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower or such other Obligor canceling or amending such prior certificate.

      SECTION 5.3. Delivery of Notes. The Agent shall have received the Notes for the account of each Lender, duly executed and delivered by the Borrower.

      SECTION 5.4. Agreement. The Agent shall have received duly executed copies of this Agreement.

      SECTION 5.5. Senior Secured Credit Agreement and Related Documents; Intercreditor Agreement. The Agent shall have received duly executed copies of the Senior Secured Credit Agreement, together with the other Loan Documents (as defined therein), and the borrower thereunder shall have issued the Notes (as defined in the Senior Secured Credit Agreement). The Agent shall have received duly executed copies of the Intercreditor Agreement.

      SECTION 5.6. Security Agreements. The Agent shall have received executed counterparts of each of the Trademark Security Agreement and the Security Agreements, duly executed by an Authorized Officer of the applicable party, together with:

            (a) acknowledgment copies of properly filed UCC financing statements (Form UCC-1), dated a date reasonably near the Effective Date, or such other evidence of filing as may be acceptable to the Agent, naming the Borrower, MUSA, MVI and such other Persons as the Agent may deem appropriate as the debtors and the Agent as the secured party, or other similar instruments or documents filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the applicable Security Agreement;

            (b) executed copies of proper Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in any Security Agreement previously granted by any Person, together with such other Form UCC-3 termination statements as the Agent may reasonably request from such Obligors; and

            (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near the Effective Date, listing all effective financing statements that name Holdings, the Borrower, MVI, MUSA and such other Persons as the Agent may deem appropriate (under either their present name or any previous names) as the debtor and that are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause
      (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in any Security Agreement).

            (d) such other approvals, opinions or documents as the Agent may reasonably request.

      SECTION 5.7. Guaranties. The Agent shall have received executed copies of each of the Guaranties.

      SECTION 5.8. Pledge Agreements. The Agent shall have received executed copies of each of the Pledge Agreements, together with the certificates evidencing all of the issued and outstanding Equity Interests pursuant to the applicable Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to a Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Agent for the benefit of the Lenders in accordance with Section 8-313 and
Section 8-321 of the UCC; provided, that the Borrower shall use its reasonable best efforts to obtain any consents required to pledge any securities but shall not be required to pledge any such securities to the extent that the Borrower is unable to obtain such consents.

      SECTION 5.9. Opinion of Counsel. The Agent shall have received an opinion dated the Effective Date and addressed to the Agent and all Lenders, from Schulte Roth & Zabel LLP, counsel to the Borrower and the other Obligors, substantially in the form of Exhibit C hereto.

      SECTION 5.10. Consolidated Financial Statements. The Agent shall have received (i) copies of the audited consolidated balance sheets of Holdings (f/k/a Metrocall, Inc.), representing the balance sheet of Holdings and its Subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operation, comprehensive income and changes in combined equity and consolidated statements of cash flows for each of the three (3) years preceding the period ended December 31, 2001 and (ii) the unaudited interim consolidated financial statements of Holdings and its Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this Section 5.10 as to which such financial statements are available. Such financial statements shall be based prepared in accordance with GAAP and shall fairly present the financial condition of Holdings and its Subsidiaries.

      SECTION 5.11. Plan of Reorganization; Confirmation. All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied and the terms and conditions of the Plan of Reorganization shall not have been amended or modified without the approval of the Agent and the Lenders, such consent not to be unreasonably withheld or delayed. The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Agent and the Lenders, and such Confirmation Order (a) shall confirm the Plan of Reorganization, and (b) shall have become a Final Order.

      SECTION 5.12. Implementation of the Plan of Reorganization. In accordance with the terms of the Plan of Reorganization and simultaneously with the effectiveness of this Agreement (except as provided in Section 7.1.15 or with respect to the issuance of Equity Interests, which shall be issued as soon as soon as practicable but in no event more than thirty (30) days after the date hereof), (a) Holdings shall have issued the appropriate Equity Interests to all holders of "Class 2 Secured Lender Claims" (as defined in the Plan of Reorganization), including a pro rata share of (i) the PIK Notes, (ii) 5,300,000 shares of New Preferred Stock (as defined in the Plan of Reorganization) representing $53,000,000 of the total $60,000,000 Initial Liquidation Preference (as defined in the Plan of Reorganization) and (iii) 420,000 shares of New Common Stock (as defined in the Plan of Reorganization, and subject to ratable dilution as for provided for therein); (b) Holdings shall have issued Equity Interests to all holders of "Class 4 Allowed General Unsecured Claims" (as defined in the Plan of Reorganization), including a pro rata share of (i) 500,000 shares of New Preferred Stock, representing $5,000,000 of the total $60,000,000 Initial Liquidation Preference and (ii) 580,000 shares of New Common Stock (subject to ratable dilution as provided for in the Plan of Reorganization); (c) the applicable Reorganized Debtors (as defined in the Plan of Reorganization) shall have distributed cash to all holders of "Class 1 Priority Claims" and "Class 4 Subsidiary General Unsecured Claims" (each as defined in the Plan of Reorganization) who elect to receive cash, to the extent such amounts are due and owing as of the Effective Date; and (d) Holdings shall have distributed cash in an amount equal to 40% of "Allowed Convenience Claims" (as defined in the Plan of Reorganization) to all holders of such Convenience Claims.

      SECTION 5.13. Certificate as to Confirmation Order. The Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated as of the Effective Date, certifying (a) that attached thereto is a true, correct and complete copy of the Confirmation Order (including the Plan of Reorganization attached to such Confirmation Order) and (b) that no pending appeal or motion for rehearing has been filed or granted in connection with such Confirmation Order.

      SECTION 5.14. Post-Confirmation Order Structure. The capital structure, organization structure, management team and Organic Documents of each of the Metrocall Entities shall be, as of the Effective Date, in accordance with the terms of the Plan of Reorganization.

      SECTION 5.15. License Agreement. The Agent shall have received a fully executed copy of the License Agreement, certified by the Borrower as being true, correct and complete.

      SECTION 5.16. Priority; Security Interests. All Property of the Borrower and each other Obligor shall be free and clear of all Liens, except Liens permitted by Section 7.2.3. All filings, notices, recordings and other actions necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Agent and its counsel shall have been made.

      SECTION 5.17. Insurance. The Agent and the Lenders shall have received a certificate, executed by an Authorized Officer of the Borrower, (a) describing in detail all insurance maintained by, or on behalf of, the Borrower and the other Obligors on their property and their business as of the Effective Date and
(b) certifying that such insurance is in full force and effect.

      SECTION 5.18. Certificate. The Agent shall have received a certificate of an Authorized Officer of the Borrower stating that:

            (a) all representations and warranties contained in Article V are true and correct as of the Effective Date and that no Default or Event of Default exists; and

            (b) as of the Effective Date, there exists no action, suit, proceeding or investigation pending against or, to the knowledge of the Borrower, threatened against or in any manner relating adversely to the Borrower or the other Obligors, or any of their respective Property, which could be expected to have a Materially Adverse Effect.

      SECTION 5.19. Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 10.3, if then invoiced.

      SECTION 5.20. Intercompany Services Agreement. The Agent shall have received a fully executed copy of the Intercompany Services Agreement, certified by the Borrower as being true, correct and complete.

      SECTION 5.21. Tax Sharing Agreement. The Agent shall have received a fully executed copy of the Tax Sharing Agreement, certified by the Borrower as being true, correct and complete.

      SECTION 5.22. New MVI Security Documents. The Agent shall have received fully executed copies of each New MVI Security Document, each certified by the Borrower as being true, correct and complete.

      SECTION 5.23. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any other Obligors, or otherwise submitted to or received by the Agent, in each case pursuant to this
Article V, shall be satisfactory in form and substance to the Agent, and the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

      SECTION 5.24. Other Documents. The Agent shall have received such other certificates, reports, statements or other documents as the Agent or any Lender may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

      SECTION 6.1. Organization; Power; Qualification. Each Obligor is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Obligor has the corporate, partnership, limited liability company or other power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Obligor is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its respective properties or the nature of its respective businesses requires such qualification or authorization.

      SECTION 6.2. Authorization; Enforceability. Each Obligor has the requisite power and has taken all necessary corporate action to authorize it to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Obligor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which each of the Obligors is a party constitutes the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 6.3. Non-Contravention, etc. The execution, delivery and performance of the Loan Documents by each of the Obligors are within each Obligor's powers, have been duly authorized by all necessary action, and do not and will not (a) contravene any Obligor's Organic Documents or Material Agreement of such party, including the Licenses to which MUSA is a party or by which it or its Property may be bound; (b) contravene any Law binding on or affecting any such Obligor; or (c) result in, or require the creation or imposition of, any Lien on the Property of any Obligor, except for Permitted Liens.

      SECTION 6.4. Governmental Regulation. Neither the Borrower nor any other Obligor is required to obtain any consent, approval, authorization, permit or license that has not already been obtained from, or effect any filing or registration that has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery, or the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

      SECTION 6.5. Business. The Borrower is engaged solely in the business of owning, constructing, managing and operating paging service systems and communications businesses incidental or directly relating thereto, including the resale of narrowband and broadband one- and two-way communications systems.

      SECTION 6.6. Licenses, etc. All Licenses have been duly issued, are in full force and effect and, as of the Effective Date, are held by MUSA as set forth in Item 6.6 ("Licenses") of the Disclosure Schedule. MUSA is in compliance in all material respects with all of the provisions thereof, and has secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation. The sole assets of MUSA are Licenses used in the operation and construction of the paging business of Holdings and its Subsidiaries and management agreements with Holdings and such other Subsidiaries as operate the portion of the paging system subject to the License held by it.

      SECTION 6.7. Compliance with Law. The Borrower and each other Obligor are in compliance in all material respects with all Applicable Laws.

      SECTION 6.8. Title to Assets; Real Property. The Borrower and each other Obligor have good, legal and marketable title to, or a valid leasehold interest in, all of its property of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except for Permitted Liens. Neither the Borrower nor any other Obligor owns any real property.

      SECTION 6.9. Financing Statements. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing that names any of the Obligors as debtor or that covers or purports to cover any of the assets of any of the Obligors is currently effective and on file in any state or other jurisdiction, and none of the Obligors has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

      SECTION 6.10. Litigation. There is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of the other Obligors or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC) except as set forth in Item 6.10 ("Litigation") of the Disclosure Schedule. No such action, suit, proceeding or investigation (a) calls into question the validity of this Agreement or any other Loan Document, or (b) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of the other Obligors, would have a Materially Adverse Effect.

      SECTION 6.11. Taxes. Except as set forth in Item 6.11 ("Taxes") of the Disclosure Schedule, all federal, state and other tax returns of the Borrower and each other Obligor required by law to be filed have been duly filed; all federal, state and other taxes, including withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or by any other Obligor or imposed upon the Borrower or any other Obligor or any of their respective properties, income, profits or assets, that are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or such other Obligors are diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or such other Obligor involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each other Obligor with respect to taxes are adequate.

      SECTION 6.12. Financial Statements. The financial statements furnished to the Agent pursuant to Section 5.10, together with other financial statements furnished to the Lenders from time to time subsequent to the Effective Date pursuant to Section 7.1.2, have been prepared in accordance with GAAP and present fairly in all material respects the financial position of Holdings and its Subsidiaries on a consolidated basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes). Neither Holdings, the Borrower nor any of the other Obligors has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of Holdings, the Borrower or any of the other Obligors, and no material anticipated losses of Holdings, the Borrower or any of the other Obligors other than those that have been previously disclosed in writing to the Agent and the Lenders and identified as such.

      SECTION 6.13. No Material Adverse Effect. Since June 30, 2002, there has occurred no event that has had, or that could reasonably be expected to have, a Materially Adverse Effect.

      SECTION 6.14. ERISA. The Borrower and each other Obligor, and each of their respective Plans, are in compliance with ERISA and the Code; neither Holdings, the Borrower nor any of their ERISA Affiliates, including any of their Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. Holdings, the Borrower and each of their Subsidiaries, and each other ERISA Affiliate have complied with all requirements of COBRA. Neither Holdings, the Borrower nor any of their Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's,

Holdings' or any Subsidiary's employee handbook and memoranda to employees. Neither Holdings, the Borrower nor any of their ERISA Affiliates, including any of their Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of Holdings, the Borrower or of any Subsidiary, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by
Section 502 of ERISA or Section 4975 of the Code. Neither Holdings, the Borrower nor any of their ERISA Affiliates, including any Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

      SECTION 6.15. Compliance with Regulations T, U and X. Neither the Borrower nor any other Obligor is engaged principally in, or has as one of its important activities the business of, extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any other Obligor owns or currently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U and X (12 C.F.R. Parts 207, 220, 221 and 224) of the F.R.S. Board (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry margin stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of said Regulations T, U and X. The Borrower has not taken, caused or authorized to be taken, and will not take any action, which might cause this Agreement or the Notes to violate Regulation T, U or X or any other regulation of the F.R.S. Board or to violate the Exchange Act, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Agent, the Borrower shall furnish the Agent with (a) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulation U of the F.R.S. Board and (b) other documents evidencing its compliance with the margin regulations, reasonably requested by the Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the revisions of Regulations T, U or X of the F.R.S. Board.

      SECTION 6.16. Investment Company Act. Neither the Borrower nor any other Obligor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower or any other Obligor of this Agreement and the Loan Documents, nor the issuance of the Notes, violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

      SECTION 6.17. Public Utility Holding Company Act. None of the Borrower, or any other Obligor is subject to, or is exempt from, regulation as a "holding company" or a

"subsidiary company" of a "holding company," in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended and the rules and regulations thereunder.

      SECTION 6.18. Absence of Default, etc. The Borrower and each other Obligor are in compliance in all respects with all of the provisions of their respective Organic Documents, and no event has occurred or failed to occur (including any matter that could create a Default hereunder by cross-default) which has not been remedied or waived, which constitutes, (i) a Default or (ii) a material default by the Borrower or any other Obligor, or an event or condition giving rise to any put right or other prepayment right of any holder of Indebtedness, under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any other Obligor, or a default under any License (which Default could reasonably be expected to result in an Event of Default under Section
8.1.5 hereof), or a default under any judgment, decree or order to which the Borrower or any other Obligor is a party or by which the Borrower or any other Obligor or any of their respective properties may be bound or affected. Neither the Borrower nor any other Obligor is a party to, or bound by, any contract or agreement continuing after the Effective Date, or bound by any Applicable Law, the performance of which or the compliance with which, as applicable, could have a Materially Adverse Effect or result in the loss of any License issued by the FCC.

      SECTION 6.19. Agreements with Affiliates. Except for agreements or arrangements with Affiliates wherein the Borrower or one or more of its Subsidiaries provides services to such Affiliates for fair consideration and which are set forth in Item 6.19 of the Disclosure Schedule ("Agreements with Affiliates"), neither the Borrower, any other Obligor nor any of their Subsidiaries has (a) any agreements or arrangements of any kind with any Affiliate or (b) any management or consulting agreements of any kind with any Affiliate.

      SECTION 6.20. Priority. The Security Interest is a valid and perfected first priority security interest in the Collateral in favor of the Agent, for the benefit of itself and the Lenders, securing the Obligations, in accordance with the terms of the Security Documents, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any other Obligor, as the case may be).

      SECTION 6.21. Indebtedness for Money Borrowed. Except as set forth in Item
6.21 ("Allowed Indebtedness for Money Borrowed") of the Disclosure Schedule with respect to Indebtedness as allowed under the Plan of Reorganization, neither the Borrower nor any other Obligor has outstanding, as of the Effective Date, any Indebtedness for Money Borrowed.

      SECTION 6.22. Solvency. As of the Effective Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the Property of the Borrower and the other

Obligors, at a fair valuation, will exceed the aggregate debt of the Borrower and the other Obligors; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 6.22, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

      SECTION 6.23. Patents, Trademarks etc. The Borrower and each other Obligor owns, possesses (or has the right to use) all licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, trademarks, trademark rights, trade names, trade names, copyrights and licenses with respect thereto owned by the Borrower or any other Obligor, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option (other than as created by the Loan Documents). All such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and each other Obligor are in full compliance in all material respects with all of the provisions thereof. No such patent, trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Neither the Borrower nor any other Obligor owns any registered copyrights or patents and the business of neither the Borrower nor that of any other Obligor is subject to any license (other than general business licenses and permits).

      SECTION 6.24. Subsidiaries. The Borrower has no Subsidiaries except those Subsidiaries that are identified in Item 6.24 ("Existing Subsidiaries") of the Disclosure Schedule.

      SECTION 6.25. Environmental Warranties. Except as set forth in Item 6.25 ("Environmental Matters") of the Disclosure Schedule: (a) all facilities and Property (including underlying groundwater) owned or leased by the Borrower, each other Obligor and each of their Subsidiaries have been, and continue to be, owned or leased by the Borrower, each other Obligor or such Subsidiary in material compliance with all Environmental Laws; (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the Borrower, each other Obligor or any of their respective Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower, each other Obligor or any of their respective Subsidiaries regarding potential liability under any Environmental Law; (c) there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by the Borrower, each other Obligor or any of their respective Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect; (d) the Borrower, each other

Obligor and each of their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses; (e) no Property now or previously owned or leased by the Borrower, any other Obligor or any of their respective Subsidiaries is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up; (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower, each other Obligor or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have a Materially Adverse Effect; (g) neither the Borrower nor any other Obligor, nor any of their respective Subsidiaries, has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or any other such Obligor or Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; (h) there are no polychlorinated biphenyls or friable asbestos present at any Property now or previously owned or leased by the Borrower or any other Obligor, or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect; and (i) no conditions exist at, on or under any Property now or previously owned or leased by the Borrower or any other Obligor, or any of their respective Subsidiaries that, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

      SECTION 6.26. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Effective Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.26 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement health benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.27. Payment of Wages. The Borrower and each other Obligor are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

      SECTION 6.28. Accuracy of Information. Each of Holdings and the Borrower have disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of their respective Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Materially Adverse Effect. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any other Obligor in writing to the Agent or any Lender for purposes of, or in connection with, this Agreement or any transaction contemplated hereby

(including the Plan of Reorganization, true and complete copies of which have been furnished to the Agent and each Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of the Borrower and any other Obligor to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

All representations and warranties made under this Agreement or any other Loan Document shall be deemed to be made, and shall be true and correct, at and as of the Effective Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Agent or any investigation or inquiry by any Lender or the Agent.

                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

            SECTION 7.1.1. Preservation of Legal Existence and Similar Matters. The Borrower will, and will cause each other Obligor to (a) preserve and maintain its legal existence, rights, licenses and franchises, including all Necessary Authorizations, and (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization; provided that (i) the foregoing shall not prevent any sale or other disposition that is permitted under Section 7.2.12, and (ii) such Obligor shall not be required to preserve or maintain any existence, right, license or franchise if the failure to preserve or maintain such existence, right, license or franchise would not have a Materially Adverse Effect.

            SECTION 7.1.2. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, a copy of Holdings' report on Form 10-Q (or any comparable form) for such Fiscal Quarter, which shall include Holdings' quarterly unaudited consolidated financial statements as of the end of and for such Fiscal Quarter, prepared in accordance with GAAP, subject to changes resulting from any year-end audit adjustment and the absence of footnotes, certified by the chief financial Authorized Officer of Holdings;

            (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of Holdings, a copy of Holdings' report on Form 10-K (or any comparable form) for such Fiscal Year, which report will include the annual audited consolidated financial statements of Holdings and its Subsidiaries, as of the end of and for such Fiscal Year, prepared in accordance with GAAP, in each case certified in a manner acceptable to the Agent by Ernst & Young LLP, or other independent public accountants acceptable to the Agent and the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

            (c) concurrently with making available the financial statements referred to in clause (a) and (b) above, a compliance certificate in substantially the form of Exhibit D hereto, in writing and signed by an Authorized Officer of the Borrower (a "Compliance Certificate"), (1) certifying that the statements fairly present the financial condition of Holdings and its Subsidiaries and results of the operations of Holdings and its Subsidiaries at the date and for the period indicated therein, subject to changes resulting from year-end audit adjustments and the absence of footnotes, and certifying as to the actual amount of Unrestricted Cash pursuant to Section 3.1.1(b)(ii); and (2) showing the calculations necessary to determine compliance with Sections 7.2.4(a) and
      (b), 7.2.5 and 7.2.6, stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof, and a statement of such Authorized Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

            (d) as soon as possible and in any event within three (3) days after
      (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section
      6.10 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.10, notice thereof and copies of all documentation relating thereto;

            (e) promptly after the sending or filing thereof, and to the extent not captured by Section 7.1.1(a) and (b), copies of all reports that the Borrower sends to any of its security holders, and all reports and registration statements that the Borrower files with the Securities and Exchange Commission or any national securities exchange;

            (f) promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in clause
      (b) above;

            (g) promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC or any other Governmental Authority;

            (h) annually, certificates of insurance indicating that the requirements of Section 7.1.9 hereof remain satisfied for such Fiscal Year, together with copies of any new or replacement insurance policies obtained during such year;

            (i) prior to January 31 of each year, an annual budget for the Borrower and its Subsidiaries, containing information and in a form substantially similar to that shown in the budget delivered to the Lenders in connection with the execution of this Agreement;

            (j) as soon as possible and in any event within three (3) days after becoming aware thereof, any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of Holdings and any of its Subsidiaries (including the Borrower), other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect;

            (k) promptly following the occurrence of such changes, any material amendment or change to the financial projections or annual budget provided to the Lenders by the Borrower;

            (l) any Default or the occurrence or non-occurrence of any event (A) that constitutes, or which, with the passage of time or giving of notice or both, would constitute a default by Holdings or any of its Subsidiaries (including the Borrower), or an event or condition that gives rise to any put right or other prepayment right of any holder of Indebtedness, under any Material Agreement other than this Agreement and the other Loan Documents to which Holdings or any of its Subsidiaries (including the Borrower) is a party or by which any of their respective Property may be bound, or (B) that could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

            (m) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan that could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (n) the occurrence of any event subsequent to the date hereof which, if such event had occurred prior to the date hereof, would have constituted an exception to the representation and warranty in Section 6.13;

            (o) as soon as possible and in any event no later than the Thursday following the end of every other week, and commencing on the Thursday immediately following the Effective Date, a 13-week cash flow forecast for Holdings and its Subsidiaries, as well as variance analysis in reasonable detail;

            (p) Within thirty (30) days after the last day of each calendar month, a certificate of the president or CFO of the Borrower in form and substance satisfactory to the Agent, setting forth subscriber information for such calendar month, which information shall include core subscribers, advanced subscribers, the number of subscribers added and the number of subscribers dropped during such calendar month; and

            (q) such other information respecting the condition or operations, financial or otherwise, of Holdings or the Borrower as any Lender through the Agent may from time to time reasonably request.

            SECTION 7.1.3. Business. The Borrower will, and will cause each other Obligor to, engage solely in the business of owning, constructing, managing and operating paging service systems and communications businesses incidental or directly relating thereto, including the resale of narrowband and broadband one- and two-way communications systems.

            SECTION 7.1.4. Compliance with Laws, etc. The Borrower will, and will cause each other Obligor to, comply in all material respects with all Applicable Law.

            SECTION 7.1.5. Payment of Taxes and Claims. The Borrower will, and will cause each other Obligor to, pay and discharge all taxes, including withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

            SECTION 7.1.6. Maintenance of Properties. The Borrower will, and will cause each other Obligor to, maintain, preserve, protect and keep, in the ordinary course of business, its properties in good repair, working order and condition (reasonable wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted in all material respects, unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

            SECTION 7.1.7. Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans to repay Indebtedness under the Prior Loan Agreement.

            SECTION 7.1.8. Accounting Methods; Books and Records. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of its properties and assets. The Borrower will maintain a fiscal year ending on December 31.

            SECTION 7.1.9. Insurance. The Borrower will, and will cause each other Obligor, to (a) maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower as is prudent for similarly situated companies engaged in the paging and wireless communications industry; (b) keep their respective assets insured by insurers on terms and in a manner acceptable to the Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the paging and wireless communications industry and satisfactory to the Agent, all premiums thereon to be paid by the Borrower or such other Obligor; and (c) require that each insurance policy provide for at least 30 days' prior written notice to the Agent of any termination of, or proposed cancellation on, nonrenewal of such policy, and that each insurance policy name the Agent on behalf of itself and the Lenders as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

            SECTION 7.1.10. Environmental Covenant. The Borrower will, and will cause each other Obligor to (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and (c) provide such information and certifications that the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.10.

            SECTION 7.1.11. Compliance with ERISA.

            (a) The Borrower will, and will cause each other Obligor to, make all contributions to any Employee Pension Plan when such contributions are due, and will not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply in all material respects with the requirements of the Code and ERISA with respect to the operation of all Plans.

            (b) The Borrower will, and will cause each other Obligor to, comply in all material respects with the requirements of COBRA with respect to any Plans subject to the requirements thereof.

            (c) The Borrower will furnish to the Agent and the Lenders (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower or any of its ERISA Affiliates; (ii) promptly after receipt thereof, a copy of any notice the Borrower or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan; (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates; and (iv) promptly upon the Agent's or any Lender's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Agent or any Lender.

            (d) The Borrower will promptly notify the Agent and the Lenders of any excise taxes that have been assessed or that the Borrower or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates.

            (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Agent and the Lenders of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates.

            (f) The Borrower will not, and will not permit any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower or any of its ERISA Affiliates to any tax, penalty, or other liabilities that could have a Materially Adverse Effect:

                  (i) engage in any transaction in connection with which the
            Borrower or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                  (ii) terminate any Employee Pension Plan in a manner, or take any other action, that could result in any liability of the Borrower or any ERISA Affiliate to the PBGC;

                  (iii) fail to make full payment when due of all amounts that, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of
            Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

                  (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

            SECTION 7.1.12. Visits and Inspections. The Borrower will, and will cause each other Obligor to, permit representatives of the Agent and any of the Lenders, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or such other Obligor during business hours, (ii) inspect and make extracts from and copies of its books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower will also permit representatives of the Agent and any of the Lenders to discuss with its accountants the Borrower's businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section.

            SECTION 7.1.13. Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each other Obligor to, pay any and all of their respective Indebtedness when and as it becomes due or to the extent of trade payables of such Persons otherwise in accordance with ordinary business practices customary for the wireless communications industry, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

            SECTION 7.1.14. [Reserved.]

            SECTION 7.1.15. Payment of Bankruptcy Claims; Issuance of Equity Interests. The Borrower will, and will cause the applicable Reorganized Debtors (as defined in the Plan of Reorganization) to, pay all Class 1 Priority Claims, Class 3(A) Allowed GECC Secured Claims, Class 4 Subsidiary Claims and Convenience Claims when and as such claims become due, which have not been, or are not to be, paid as of the Effective Date. To the extent that Equity Interests have not been issued and which, under the terms of the Plan of Reorganization, are issuable after the Effective Date, then the Borrower will, and will cause such applicable Reorganized Debtor to, issue such Equity Interests according to the terms thereof (including Equity Interests of Class 4 General Unsecured Claims and Class 2 Senior Lender Claims (each as defined in the Plan of Reorganization)). The Borrower will, and will cause each applicable Reorganized Debtor to, perform according to the terms of any reinstated contract, agreement or other obligation pursuant to any Class 3 Allowed Other Secured Claim (as defined in the Plan of Reorganization).

            SECTION 7.1.16. License Agreement Payments. The Borrower will pay to MUSA all quarterly usage fees due from time to time pursuant to the License Agreement, no later than two days before the end of each Fiscal Quarter.

            SECTION 7.1.17. Formation of Subsidiaries. At the time of the formation of any new Subsidiary of the Borrower or any other Obligor, the Borrower will cause such Subsidiary to (a) provide to the Agent (i) an executed Subsidiary Security Agreement for such new Subsidiary, in substantially the form of Exhibit F-2 attached hereto, together with appropriate UCC-1 financing statements, (ii) an executed Subsidiary Guaranty for such new Subsidiary, (iii) to the extent applicable, an executed Pledge Agreement for such new Subsidiary, and (iv) to the extent applicable, a Trademark Security Agreement, together with other appropriate documentation, as well as a subsidiary loan certificate for such new Subsidiary substantially in the form of Exhibit I attached hereto, together with appropriate attachments; (b) pledge to the Agent all of the Equity Interests of such newly-formed Subsidiary that are beneficially owned by the Borrower, Holdings or any such Subsidiary, as the case may be, as additional Collateral for the Obligations, to be held by the Agent in accordance with the terms of a Pledge Agreement substantially in the form of Exhibit G attached hereto, and execute and deliver to the Agent all such other documentation for such pledge as, in the opinion of the Agent, is appropriate; and (c) provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Stated Maturity Date, which reflect such formation, certified by the CFO, together with a statement by the CFO that no Default exists or would be caused by such formation, and all other documentation, including one or more opinions of counsel, which are satisfactory to the Agent and which in its opinion is appropriate with respect to the formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 7.1.17 shall constitute both a "Loan Document" and a "Security Document" for purposes of this Agreement.

            SECTION 7.1.18. Payment of Wages. The Borrower will, and will cause each other Obligor to at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

            SECTION 7.1.19. MUSA as License Subsidiary. The Borrower will cause any Licenses held by Holdings and any of its Subsidiaries (including the Borrower) from time to time (other than those held by MUSA as of the date hereof) to be transferred to MUSA, which shall have as its sole asset or assets the Licenses and a management agreement with Holdings and any of such Subsidiaries (including the Borrower) as operate the portion of the paging system of Holdings and any of such Subsidiaries (including the Borrower) subject to such License or Licenses, such that from and after such applicable date neither the Borrower nor any other Obligor (other than MUSA) shall hold any Licenses. The Borrower will not, and will not allow any of the other Obligors to, permit MUSA to have any business activities, operations, assets, Indebtedness, Guaranties or Liens (other than pursuant to a Subsidiary Guaranty and Subsidiary Security Agreement and Pledge Agreement issued in connection herewith). At the time of the transfer of the Licenses to MUSA, the Borrower will provide to the Agent copies of any required consents to such transfer from the FCC and any other Governmental Authority, together with a certificate of an Authorized Officer stating that all Necessary Authorizations relating to such transfer have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.

            SECTION 7.1.20. Further Assurances. The Borrower will, and will cause each other Obligor to, cure promptly any defects in the creation or issuance of the Notes or the execution and delivery of any Loan Document, including, with respect to the Borrower, this Agreement. The Borrower, at its expense, will and will cause each other Obligor to, promptly execute and deliver to the Agent upon request all such other and further documents, agreements, instruments, notices or releases as may be necessary or appropriate in the reasonable judgment of the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

      SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

            SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any other Obligor to, engage in any business activity other than that of owning, constructing, managing and operating paging service systems and communications businesses incidental or directly relating thereto, including the resale of narrowband and broadband one- and two-way communications systems.

            SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any other Obligor to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a) Indebtedness created under this Agreement and the other Loan Documents;

            (b) operating accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

            (c) Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its acquisition of such assets;

            (d) other unsecured Indebtedness, including, without limitation, Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted in Section 7.2.7, which does not exceed $10,000,000 in the aggregate at any one time outstanding;

            (e) Indebtedness secured by Permitted Liens; and

            (f) Indebtedness of the Borrower or any of its Subsidiaries to the Borrower or any other Subsidiary of the Borrower, so long as the corresponding debt instruments are pledged to the Agent as security for the Obligations, provided that such Indebtedness is in an aggregate principal amount not in excess of $15,000,000 at any time;

provided, however, that no Indebtedness otherwise permitted by clauses (b), (c),
(d), (e) or (f) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

            SECTION 7.2.3. Liens. The Borrower will not, and will not permit any other Obligor to, create, incur, assume or suffer to exist any Lien upon any of its Property, revenues or assets, whether now owned or hereafter acquired, except ("Permitted Liens"):

            (a) Liens in favor of the Agent or any Lender securing payment of the Obligations and granted pursuant to any Loan Document;

            (b) Restrictions on the transfer of the Licenses or assets of such Person imposed by any of the Licenses as presently in effect or by the Communications Act;

            (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

            (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Liabilities permitted pursuant to
      Section 7.2.2(d) hereof and true leases of the Borrower or any of its Subsidiaries;

            (h) Purchase money security interests securing Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding;

            (i) Easements, rights-of-way, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

            (j) Liens securing indebtedness to EPX or any other third-party merchant processing services provider in connection with EPX's or such third party's reserves against fees and potential chargebacks, in an aggregate amount not to exceed $3,000,000 at any time outstanding, plus accrued interest.

            (k) Liens with respect to $1,905,095.50 in cash, plus accrued interest, held by Huntington Bank as of the Effective Date, as such amount may be reduced from time to time;

            (l) permitted secured financings and secured debt existing on the date of the commencement of the Bankruptcy Case and identified in Item 7.2.3(l) ("Allowed Pre-Chapter 11 Liens") of the Disclosure Schedule, and which are to be reinstated upon the confirmation of the Plan of Reorganization pursuant to the terms thereof; and

            (m) Liens securing other Indebtedness in an aggregate principal amount not to exceed $10,000,000, provided that such Liens do not attach to assets of such Person which constitute "margin stock," as that term is defined in Regulation U.

            SECTION 7.2.4. Financial Condition. The Borrower will not permit, and will not allow any other Obligor to permit, as of any date:

            (a) the Total Net Debt to Annualized Operating Cash Flow Ratio to be greater than 1.0:1.0; or

            (b) the Operating Cash Flow to Net Cash Interest Expense Ratio to be less than or equal to 2.0:1.0.

            SECTION 7.2.5. System Capital Expenditures. The Borrower will not permit Capital Expenditures other than Capital Expenditures for one- and two-way paging devices, except such Capital Expenditures that do not in the aggregate exceed the amount set forth below opposite such Fiscal Quarter, and as of the last day of such Fiscal Quarter:

       FISCAL QUARTER              PERIOD                AMOUNT
          FQ4-2002           10/01/02-12/31/02        $ 3,600,000
          FQ1-2003           10/01/02-03/31/03        $ 6,600,000
          FQ2-2003           10/01/02-06/30/03        $ 9,600,000
          FQ3-2003           10/01/02-09/30/03        $12,600,000
          FQ4-2003           01/01/03-12/31/03        $12,000,000
          FQ1-2004           04/01/03-03/31/04        $12,000,000

            SECTION 7.2.6. Device Capital Expenditures. The Borrower will not permit Capital Expenditures for one- and two-way paging devices, except such Capital Expenditures that do not in the aggregate exceed the amount set forth below opposite such Fiscal Quarter, and as of the last day of such Fiscal
Quarter:

       FISCAL QUARTER              PERIOD                AMOUNT
          FQ4-2002           10/01/02-12/31/02        $ 4,500,000
          FQ1-2003           10/01/02-03/31/03        $ 9,700,000
          FQ2-2003           10/01/02-06/30/03        $14,700,000
          FQ3-2003           10/01/02-09/30/03        $19,600,000
          FQ4-2003           01/01/03-12/31/03        $19,800,000
          FQ1-2004           04/01/03-03/31/04        $17,700,000

            SECTION 7.2.7. Investments. The Borrower will not, and will not permit any other Obligor to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a) Investments existing on the Effective Date and identified in
      Item 7.2.7(a) ("Ongoing Investments") of the Disclosure Schedule;

            (b) Cash Equivalent Investments;

            (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business;

            (d) guaranties pursuant to this Agreement or any other Loan
      Document;

            (e) obligations under agreements of the Borrower or any other Obligor entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or such other Obligor;

            (f) [Reserved.]

            (g) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

            (h) without duplication, Investments permitted as System Capital Expenditures and Device Capital Expenditures pursuant to Section 7.2.5 and
      Section 7.2.6; and

            (i) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;

provided, however, that any Investment that when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and provided, further, that no Investment otherwise permitted by clause (g), (h) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

            SECTION 7.2.8. Restricted Payments, etc. On and at all times after the Effective Date:

            (a) the Borrower will not, and will not permit any other Obligor to, declare, pay or make any dividend or distribution (in cash, Property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or apply, or permit any of its Subsidiaries to apply, any of its funds, Property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; and

            (b) the Borrower will not, and will not permit any other Obligor to, make any deposit for any of the foregoing purposes.

            SECTION 7.2.9. [Reserved.]

            SECTION 7.2.10. Take or Pay Contracts. The Borrower will not, and will not permit any of the other Obligors to, enter into or be a party to any arrangement for the purchase of materials, supplies, other Property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other Property or services are delivered or furnished to it.

            SECTION 7.2.11. Consolidation, Merger, etc. The Borrower will not, and will not permit any of the other Obligors to, liquidate or dissolve (or suffer any liquidation or dissolution) or otherwise wind up, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except any Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary.

            SECTION 7.2.12. Asset Dispositions, etc. The Borrower will not, and will not permit any of the other Obligors to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business; provided that all sales and other dispositions permitted hereby shall be equal to at least the fair market value (as determined by the Board of Directors of the Borrower) solely for cash consideration.

            SECTION 7.2.13. Modification of Certain Documents. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, its Organic Documents or the License Agreement.

            SECTION 7.2.14. Transactions with Affiliates. The Borrower will not and will not permit any other Obligor to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and that are at prices and on terms and conditions not less favorable to the Borrower or such Obligor than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates; and (c) the Tax Sharing Agreement, the Intercompany Services Agreement and the License Agreement.

            SECTION 7.2.15. Subsidiaries. Neither Holdings nor the Borrower will at any time create or acquire any Subsidiary unless Holdings or the Borrower, as the case may be, has caused such Subsidiary to comply with the requirements of
Section 7.1.17.

            SECTION 7.2.16. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of the other Obligors to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section
7.2.2 as in effect on the Effective Date or by clause (c) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

            (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

            SECTION 7.2.17. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the other Obligors to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

            SECTION 8.1.1. Non-Payment of Obligations. The failure or refusal of the Borrower to (a) pay the principal of the Loans or any part thereof when due in accordance with the terms of the Loan Documents or, (b) pay interest on the Loans or any fee or other amount payable to the Agent or the Lenders under this Agreement or any of the other Loan Documents, or any part thereof, within three (3) Business Days after the same becomes due.

            SECTION 8.1.2. Representations and Warranties. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document or any other report, writing, financial statement, certificate or other document furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of, or in connection with, this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to be made in any material respect.

            SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.2, 7.1.3, 7.1.4, 7.1.15, 7.1.16, 7.1.17 or
Section 7.2.

            SECTION 8.1.4. Breach of Other Covenants. The Borrower or any other Obligor shall default in the due performance and observance of any other covenant, condition or agreement contained herein and not referenced to in this
Section 8.1 or in any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days from the occurrence of such default.

            SECTION 8.1.5. Invalidity of any Loan Document; Liens. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, or any Lien granted under a Loan Document (except in accordance with its terms) ceases to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted in such Loan Documents.

            SECTION 8.1.6. Plan of Reorganization. The Plan of Reorganization or the Confirmation Order shall for any reason be vacated or materially modified.

            SECTION 8.1.7. Breach of License Agreement. A material breach by the Borrower with respect to any provision of the License Agreement, which material breach is not cured as provided for therein, or the License Agreement shall terminate or cease to be valid, binding and enforceable, or shall be cancelled or revoked by any party thereto.

            SECTION 8.1.8. Cross-Default. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than the Obligations) of the Borrower, any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

            SECTION 8.1.9. Judgments. Any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            SECTION 8.1.10. Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $500,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

            SECTION 8.1.11. Change in Control. Any Change in Control shall occur or exist.

            SECTION 8.1.12. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor or any of its Subsidiaries shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any of its Subsidiaries or any Property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any of its Subsidiaries, or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor or a Subsidiary of such Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or its Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor and its Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any action authorizing, or in furtherance of, any of the foregoing.

            SECTION 8.1.13. [Reserved.]

            SECTION 8.1.14. [Reserved.]

            SECTION 8.1.15. Materially Adverse Effect. Any event or circumstance shall occur which could reasonably be expected to have a Materially Adverse Effect.

            SECTION 8.1.16. Order of Revocation. The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of "alien ownership" (within the meaning of 47 U.S.C. Section 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and (a) the Borrower shall fail to respond thereto in accordance with such order and Applicable Law within thirty (30) days after such delivery (or such shorter period specified by such order or Applicable Law) or (b) such order shall not have been rescinded within one hundred eighty (180) days after such delivery.

            SECTION 8.1.17. Termination or Revocation of Licenses; Etc. One or more Licenses shall be terminated or revoked or substantially adversely modified such that the Borrower and its Subsidiaries are no longer able to operate the related paging system or portions thereof and retain the revenue received therefrom, if any, or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to operate the related paging system or portions thereof and retain the revenue received therefrom, if any, and, in either case, there shall be any loss of revenue or forecast revenue of the Borrower or any of its Subsidiaries as a direct or indirect result thereof.

            SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.12 shall occur with respect to the Borrower or any other Obligor, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

            SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.12 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall, by notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

                                   ARTICLE IX

                                    THE AGENT

            SECTION 9.1. Actions. Each Lender hereby appoints TD as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 9.2. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 9.3. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

            (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

            (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

      SECTION 9.4. Loans by TD. TD shall have the same rights and powers with respect to its Loan and its Note as any other Lender, and may exercise the same as if it were not the Agent. TD and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if TD were not the Agent hereunder.

      SECTION 9.5. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to enter into this Agreement and the other Loan Documents to which it is a party. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 9.6. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver may be effected that would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) modify this Section 10.1, change the definition of "Required Lenders," increase the Percentage of any Lender, release any collateral security (except as otherwise specifically provided for in any Loan Document), or extend the Loan Termination Date or the Stated Maturity Date shall be made without the consent of each Lender;

            (c) except for any extensions of scheduled amortization payments (excluding final maturity), extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) without the consent of the holder of such Note evidencing such Loan; or

            (d) affect adversely the interests, rights or obligations of the Agent qua the Agent which shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of the Notes in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of the Notes under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

      SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with:

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

            (b) the filing, recording, refiling or rerecording of any Security Agreement and any UCC financing statements relating thereto, as well as all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Security Agreement, and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) any restructuring or "work-out", whether or not consummated, of the transactions contemplated in this Agreement or the other Loan Documents, and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

            (c) any breach or alleged breach by the Borrower or any other Obligor of any representation or warranty made hereunder;

            (d) the use of proceeds of Loans hereunder in any fashion by the Borrower;

            (e) allegation of any participation by any Indemnified Party in the affairs of the Borrower or of any other Obligor, or allegations that any one of them has any joint liability with the Borrower or any other Obligor for any reason;

            (f) any claims against the Agent or any Lender by any shareholder or other investor in, or lender to the Borrower or any other Obligor by any broker or finders or investment advisors or investment bankers retained by the Borrower or by any other third party, arising in connection with this Agreement;

            (g) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Indemnified Parties), fees and other charges payable in connection with the Loans;

            (h) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

            (i) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

            (j) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real Property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

      SECTION 10.5. Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto shall be deemed to have been relied upon by the Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by any of them. The obligations of the Borrower under Sections 4.1, 4.2, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Loans. The representations and warranties made or deemed to be made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Prior Loan Agreement. The undersigned agree and acknowledge that, except for provisions that expressly provide for their survival of termination, the Prior Loan Agreement is terminated, and all Commitments thereunder (as defined in the Prior Loan Agreement) are terminated, and the undersigned waive any right to receive any notice of such termination.

      SECTION 10.7. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.8. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.9. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

      SECTION 10.10. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.12.

      SECTION 10.12. Sale and Transfer of Loans and Notes; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans to one or more other Persons in accordance with this Section 10.12.

            SECTION 10.12.1. Assignments. Any Lender, with the written consent of the Agent (which consent shall not be unreasonably withheld) may at any time assign and delegate to any of its Affiliates, one or more commercial banks or other financial institutions, or to any other Lender (each Person described in the foregoing clause an "Assignee Lender"), all or any fraction of such Lender's total Loans (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loan) in a minimum aggregate amount of $5,000,000 (unless such assigning Lender's total Loans under this Agreement and its total "Loans" under the Senior Secured PIK Credit Agreement are in the aggregate less than $5,000,000, in which case such Lender may assign and delegate all but not less than all of such loans hereunder and thereunder); provided, however, that (i) concurrently with any such assignment pursuant to this Section 10.12.1, such assignor Lender shall also assign and delegate to such Assignee Lender its pro rata share of its Loan (as defined in the Senior Secured PIK Credit Agreement) under the Senior Secured PIK Credit Agreement;
(ii) any such Assignee Lender will comply, if applicable, with the provisions contained in the first sentence of the last paragraph of Section 4.2 and (iii) that the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

            (b) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

            (c) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loan and, if the assignor Lender has retained any portion of the Loan hereunder, a replacement Note in the principal amount of the portion of the Loan retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section
10.12.1 shall be null and void.

            SECTION 10.12.2. Participating Interests. Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), at any time sell to any of its Affiliates, one or more commercial banks or other financial institutions, or to any other Lender (each of the foregoing being a "Participant") participating interests in any portion of its Loan or other interests of such Lender hereunder; provided, however, that:

            (a) such Lender shall concurrently sell to such Participant its pro rata share of its Loan (as defined in the Senior Secured PIK Credit Agreement) under the Senior Secured PIK Credit Agreement;

            (b) no participation contemplated in this Section 10.12.2 shall relieve such Lender from its Loan or its other obligations hereunder or under any other Loan Document;

            (c) such Lender shall remain solely responsible for the performance of its Loan and such other obligations;

            (d) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (e) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and

            (f) the Borrower shall not be required to pay any amount under
      Section 4.2 that is greater than the amount that it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.1, 10.3 and 10.4, shall be considered a Lender.

      SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF

PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.15. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 10.16. Amendment and Restatement of Existing MVI Security Documents. The Lenders acknowledge and agree that MVI has heretofore executed and delivered (a) that certain Second Amended and Restated Master Subsidiary Pledge Agreement entered into on or about April 10, 2002, among the Pledgors (as defined therein) and the Agent; (b) that certain Third Amended and Restated Master Subsidiary Guaranty entered into on or about April 10, 2002, in favor of the Guarantied Parties (as defined therein); and (c) that certain Third Amended and Restated Master Subsidiary Security Agreement entered into on or about April 10, 2002, among the Subsidiaries (as defined therein) and the Agent (collectively the "Existing MVI Security Documents"), which security documents are contemporaneously herewith being amended and restated with respect to MVI pursuant to, respectively (1) that certain Third Amended and Restated MVI Pledge Agreement of even date herewith, between MVI and the Agent, substantially in the form of Exhibit G attached hereto; (2) that certain Fourth Amended and Restated MVI Guaranty dated as of even date herewith, in favor of the Guarantied Parties (as defined therein), substantially in the form of Exhibit E-2 attached hereto; and (3) that certain Fourth Amended and Restated MVI Security Agreement dated as of even date herewith, between MVI and the Agent, substantially in the form of Exhibit F-2 attached hereto (collectively, the "New MVI Security Documents"), each executed and delivered in connection with the Loan Documents. The Lenders hereby consent to and agree to the terms of such amendments and restatements, and hereby authorize the Agent to execute and accept such New MVI Security Documents.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        METROCALL, INC.,
                                        as the Borrower


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        TORONTO DOMINION (TEXAS), INC.,
                                        individually as the Agent and as a
                                        Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        FLEET NATIONAL BANK, as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        ENDEAVOR L.L.C., as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        COMMERCIAL LOAN FUNDING TRUST I,
                                        as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        CAPITAL CROSSOVER PARTNERS, as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        INGALLS & SNYDER VALUE PARTNERS, L.P.,
                                        as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE

                                                                      SCHEDULE I

                                    Item 6.6

                                    Licenses

                                                                      SCHEDULE I

                                    Item 6.10

                                   Litigation

                                                                      SCHEDULE I

                                    Item 6.11

                                      Taxes

                                                                      SCHEDULE I

                                    Item 6.19

                           Agreements with Affiliates

                                                                      SCHEDULE I

                                    Item 6.21

                     Allowed Indebtedness for Money Borrowed

                                                                      SCHEDULE I

                                    Item 6.24

                              Existing Subsidiaries

                                                                      SCHEDULE I

                                    Item 6.25

                              Environmental Matters

                                                                      SCHEDULE I

                                    Item 6.26

                             Employee Benefit Plans

                                                                      SCHEDULE I

                                  Item 7.2.3(l)

                          Allowed Pre-Chapter 11 Liens

                                                                      SCHEDULE I

                                  Item 7.2.7(a)

                               Ongoing Investments

                                                                     SCHEDULE II

                         SCHEDULE OF INITIAL PERCENTAGES

               BANK                         LOAN AMOUNT           PERCENTAGE
Toronto Dominion (Texas), Inc.             $9,744,360.90            16.24%

Fleet National Bank                        $9,744,360.90            16.24%

Wachovia Bank, National Association        $9,744,360.90            16.24%

Commercial Loan Funding Trust I            $6,766,917.29            11.28%

Morgan Stanley Senior Funding, Inc.        $6,000,000.00            10.00%

PNC Bank, National Association             $6,000,000.00            10.00%

Endeavour, L.L.C.                          $5,233,082.71            8.72%

Capital Crossover Partners                 $3,609,022.56            6.02%

Ingalls & Snyder Value Partners, L.P.      $3,157,894.74            5.26%

                                                                       EXHIBIT A

                     FORM OF SENIOR SECURED PROMISSORY NOTE

$______________                                                  October 8, 2002

      FOR VALUE RECEIVED, the undersigned, Metrocall, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________ (the "Lender") the principal sum of
____________________ DOLLARS ($____________) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement dated as of October 8, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and Toronto Dominion (Texas), Inc. ("TD"), as administrative agent (the "Agent") for the Lenders, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on March 31, 2004. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

      The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement. Overdue principle and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the rate set forth in Section 3.2.1 of the Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

      This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Nothing herein contained or implied shall be construed to deem such Indebtedness or any accrued and unpaid interest thereon paid, satisfied, novated or terminated, or any collateral or security therefore released or terminated.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

      THIS NOTE HAS BEEN DELIVERED IN ___________, ____________ AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                               Exhibit A - Page 1

                                        METROCALL, INC.


                                        By: ____________________________________
                                        Name:
                                        Title:


                               Exhibit A - Page 2

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                             NOTE OF METROCALL, INC.

                          DATED ________________, _____

         Principal       Maturity                    Principal
          Amount       of Interest    Applicable       Amount         Unpaid
Date      of Loan         Period         Rate           Paid          Balance



                               Exhibit A - Page 3

                                                                       EXHIBIT B

                       FORM OF LENDER ASSIGNMENT AGREEMENT

To: Metrocall, Inc.
    6677 Richmond Highway
    Alexandria, Va. 22306

To: Toronto Dominion (Texas), Inc.,
    as the Agent

                                 METROCALL, INC.

Ladies and Gentlemen:

      We refer to clause (d) of Section 10.12.1 of to that certain Credit Agreement dated as of October 8, 2002 (as the same may be amended or modified from time to time, the "Agreement"), among Metrocall, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), and Toronto Dominion (Texas), Inc. ("TD"), as administrative agent (the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      This agreement is delivered to you pursuant to clause (b) of Section
10.12.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (a) of Section 10.12.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Loan of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

      Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making Loan under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

      Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

            (a) the Assignee


                               Exhibit B - Page 1

                  (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                  (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

            (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

      The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.12.1 of the Credit Agreement upon the delivery hereof.

      The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loan and requests the Agent to acknowledge receipt of this document:

            (A)   Address for Notices:

                  Institution Name:

                  Attention:

                  Domestic Office:

                  Telephone:

                  Facsimile:

            (B)   Payment Instructions:

      The Assignee agrees to furnish the tax form required by the second to last sentence of Section 4.2 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

      This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                     [ASSIGNOR]

Loans: __%

                                        By:_____________________________________
                                           Title:


                               Exhibit B - Page 2

Percentage                              [ASSIGNOR]

Loans: __%

                                        By:_____________________________________
                                           Title:

Accepted and Acknowledged
this __ day of _______, 20__

Toronto Dominion (Texas), Inc., as Agent


By: _____________________________
    Name:
    Title


                               Exhibit B - Page 3

                                                                       EXHIBIT C

                                     FORM OF
                   LEGAL OPINION OF SCHULTE ROTH & ZABEL LLP,
                               COUNSEL TO BORROWER


                               Exhibit C - Page 1

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

To:   The Lenders parties to the Credit Agreement Described Below

      This Compliance Certificate is furnished pursuant to Section 7.1.2(c) of that certain Credit Agreement dated as of October 8, 2002 (as the same may be amended or modified from time to time, the "Agreement"), among Metrocall, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), and Toronto Dominion (Texas), Inc. ("TD"), as administrative agent (the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      I am an Authorized Officer;

      I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

      The examinations described in the paragraph above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth on the attached Schedule I; and

      Schedule II attached hereto sets forth financial data and computations evidencing the Borrower's compliance with Sections 7.2.4(a) and (b), 7.2.5 and
7.2.6 of the Agreement, all of which data and computations are true, complete and correct.


                               Exhibit D - Page 1

      The foregoing certifications, together with the exceptions described on
Schedule I attached hereto, the computations set forth in Schedule II attached hereto, and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this __ day of __________, 20___.

                                        METROCALL, INC.,
                                        as Borrower


                                        By: ____________________________________
                                        Name:
                                        Title:


                               Exhibit D - Page 2

                                   SCHEDULE I
                            TO COMPLIANCE CERTIFICATE

                         DATED _________________, _____

         Conditions or Events constituting a Default or Event of Default as of _________________

      Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed, and the action that the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


                               Exhibit D - Page 3

                                   SCHEDULE II
                            TO COMPLIANCE CERTIFICATE

                         DATED _________________, _____

               Schedule of Compliance as of __________, 20__ with Provisions of Sections 7.2.4 (a) and (b), 7.2.5 and 7.2.6 of the Agreement

A. Total Net Debt to Annualized Operating Cash Flow Ratio

1. Total Net Debt of Holdings and its Subsidiaries*                   _________

2. Annualized Operating Cash Flow of Borrower and its Subsidiaries    _________

3. Quotient of A.1 divided by A.2, expressed as a percentage          _________%

4. Total Net Debt to Annualized Operating Cash Flow Ratio             _________


B. Operating Cash Flow to Interest Expense Ratio

1. Operating Cash Flow of Borrower and its Subsidiaries               _________

2. Interest Expense of Borrower and its Subsidiaries                  _________

3. Quotient of B.1 divided by B.2, expressed as a percentage          _________%

4. Operating Cash Flow to Interest Expense Ratio                      _________


C. System Capital Expenditures


D. Device Capital Expenditures

----------
*     Excluding MVI and Inciscent.


                               Exhibit D - Page 4

                                                                     EXHIBIT E-1

                            FORM OF HOLDINGS GUARANTY


                              Exhibit E-1 - Page 1

                                                                     EXHIBIT E-2

                                     FORM OF
                           MASTER SUBSIDIARY GUARANTY


                              Exhibit E-2 - Page 1

                                                                     EXHIBIT F-1

                       FORM OF BORROWER SECURITY AGREEMENT


                              Exhibit F-1 - Page 1

                                                                     EXHIBIT F-2

                  FORM OF MASTER SUBSIDIARY SECURITY AGREEMENT


                              Exhibit F-2 - Page 1

                                                                     EXHIBIT F-3

                       FORM OF HOLDINGS SECURITY AGREEMENT


                              Exhibit F-3 - Page 1

                                                                       EXHIBIT G

                            FORM OF PLEDGE AGREEMENT


                               Exhibit G - Page 1

                                                                       EXHIBIT H

                      FORM OF TRADEMARK SECURITY AGREEMENT


                               Exhibit H - Page 1

                                                                       EXHIBIT I

                       FORM OF SUBSIDIARY LOAN CERTIFICATE

      The undersigned, who is the ___________ of ____________, a ____________
corporation (the "Subsidiary"), does hereby certify on behalf of the Subsidiary that he/she is the duly elected and qualified ________________ of the Subsidiary and an Authorized Signatory thereof.

      In connection with the making of certain loans to Metrocall, Inc., a Delaware corporation (the "Borrower"), in the aggregate principal amount not to exceed $60,000,000 by the Lenders under that certain Credit Agreement dated as of October 8, 2002 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Credit Agreement") by and among the Borrower, the Lenders signatories thereto (collectively, and with each other financial institution which subsequently becomes a `Lender' under the Credit Agreement, as such term is defined therein, the "Lenders"), Toronto Dominion (Texas), Inc., as administrative agent (the "Agent") for the Lenders, the undersigned hereby further certifies to the Agent and the Lenders on behalf of the Subsidiary that:

      1. Attached hereto as Exhibit A is a true, complete, and correct copy of the Certificate of Articles of Incorporation of the Subsidiary certified by the Secretary of State of the State of ___________ as in full force and effect on the date hereof.

      2. Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws or Operating or Partnership Agreement of the Subsidiary, together with all amendments thereto, as in full force and effect on the date hereof.

      3. Attached hereto as Exhibit C is a true, complete and correct copy of the resolutions, if any, of the Board of Directors of the Subsidiary authorizing the execution, delivery and performance by the Subsidiary of the Loan Documents to which the Subsidiary is a party.

      4. Attached hereto as Exhibit D are true, complete, and correct copies of certificates of good standing for the Subsidiary from the Secretary of State for the state of its incorporation and for each other jurisdiction in which the character of the Subsidiary's properties or the nature of its business requires the Subsidiary to be qualified to do business. The Subsidiary has, from the dates of such certificates to the date hereof, remained in good standing under the laws of such states.

      5. Attached hereof as Exhibit E are true, complete and correct copies of any shareholders' agreements, voting agreements or voting trust agreements in effect with respect to the Capital Stock of the Subsidiary.


                               Exhibit I - Page 1

      6. The following persons are the Authorized Signatories of the Subsidiary, each of such persons having been duly elected, and set forth opposite their respective names below are their respective genuine signatures.

          Name                      Title                      Signature
          ----                      -----                      ---------
________________________   _________________________   _________________________

________________________   _________________________   _________________________

________________________   _________________________   _________________________

Capitalized terms used herein and not otherwise defined have those meanings ascribed to them in the Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                               Exhibit I - Page 2

      IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, ___________.

                                        _____________________________________, a
                                        ____________________ corporation


                                        By: ____________________________________

                                            Name: ______________________________

                                            Title: _____________________________

      I, __________________________, ________________________, do hereby certify that __________________ is the duly elected, qualified and acting
______________________ of the Subsidiary, and that his/her signature above is his/her true signature.

      IN WITNESS WHEREOF, I have executed this Certificate as of the ______ day of ___________________, ______.


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

Exhibit A - Certificate or Articles of Incorporation
Exhibit B - By-laws or Operating or Partnership Agreement
Exhibit C - Authorizing Resolutions
Exhibit D - Certificates of Good Standing
Exhibit E - Shareholders' Agreements/Voting Trust Agreements


                               Exhibit I - Page 3

                                                                       EXHIBIT J

                          FORM OF TAX SHARING AGREEMENT


                               Exhibit J - Page 1

                                                                       EXHIBIT K

                     FORM OF INTERCOMPANY SERVICES AGREEMENT


                               Exhibit K - Page 1

                                TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS .....................................       2

         SECTION 1.1.    Defined Terms .............................................       2

         SECTION 1.2.    Use of Defined Terms ......................................      15

         SECTION 1.3.    Cross-References ..........................................      15

         SECTION 1.4.    Accounting and Financial Determinations ...................      15

ARTICLE II    LOANS ................................................................      16

         SECTION 2.1.    Conversion of Existing Obligations; No Borrowings .........      16

         SECTION 2.2.    Note ......................................................      16

ARTICLE III   REPAYMENTS, PREPAYMENTS and INTEREST .................................      16

         SECTION 3.1.    Repayments ................................................      16

         SECTION 3.2.    Interest ..................................................      17

ARTICLE IV    CERTAIN OTHER PROVISIONS .............................................      18

         SECTION 4.1.    Increased Capital Costs ...................................      18

         SECTION 4.2.    Taxes .....................................................      18

         SECTION 4.3.    Payments, Computations, etc................................      19

         SECTION 4.4.    Sharing of Payments .......................................      20

         SECTION 4.5.    Setoff ....................................................      20

ARTICLE V     CONDITIONS PRECEDENT .................................................      21

         SECTION 5.1.    Organizational Documents ..................................      21

         SECTION 5.2.    Resolutions, Incumbency, etc...............................      21

         SECTION 5.3.    Delivery of Notes .........................................      21

         SECTION 5.4.    Agreement .................................................      21

         SECTION 5.5.    Senior Secured Credit Agreement and Related Documents;
                         Intercreditor Agreement ...................................      21

         SECTION 5.6.    Security Agreements .......................................      21

         SECTION 5.7.    Guaranties ................................................      22

         SECTION 5.8.    Pledge Agreements .........................................      22

         SECTION 5.9.    Opinion of Counsel ........................................      22

         SECTION 5.10.   Consolidated Financial Statements .........................      22

         SECTION 5.11.   Plan of Reorganization; Confirmation ......................      23

         SECTION 5.12.   Implementation of the Plan of Reorganization ..............      23

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         SECTION 5.13.   Certificate as to Confirmation Order ......................      23

         SECTION 5.14.   Post-Confirmation Order Structure .........................      23

         SECTION 5.15.   License Agreement .........................................      23

         SECTION 5.16.   Priority; Security Interests ..............................      24

         SECTION 5.17.   Insurance .................................................      24

         SECTION 5.18.   Certificate ...............................................      24

         SECTION 5.19.   Expenses, etc..............................................      24

         SECTION 5.20.   Intercompany Services Agreement ...........................      24

         SECTION 5.21.   Tax Sharing Agreement .....................................      24

         SECTION 5.22.   New MVI Security Documents ................................      24

         SECTION 5.23.   Satisfactory Legal Form ...................................      24

         SECTION 5.24.   Other Documents ...........................................      25

ARTICLE VI    REPRESENTATIONS AND WARRANTIES .......................................      25

         SECTION 6.1.    Organization; Power; Qualification ........................      25

         SECTION 6.2.    Authorization; Enforceability .............................      25

         SECTION 6.3.    Non-Contravention, etc.....................................      25

         SECTION 6.4.    Governmental Regulation ...................................      25

         SECTION 6.5.    Business ..................................................      26

         SECTION 6.6.    Licenses, etc..............................................      26

         SECTION 6.7.    Compliance with Law .......................................      26

         SECTION 6.8.    Title to Assets; Real Property ............................      26

         SECTION 6.9.    Financing Statements ......................................      26

         SECTION 6.10.   Litigation ................................................      26

         SECTION 6.11.   Taxes .....................................................      26

         SECTION 6.12.   Financial Statements ......................................      27

         SECTION 6.13.   No Material Adverse Effect ................................      27

         SECTION 6.14.   ERISA .....................................................      27

         SECTION 6.15.   Compliance with Regulations T, U and X ....................      28

         SECTION 6.16.   Investment Company Act ....................................      28

         SECTION 6.17.   Public Utility Holding Company Act ........................      28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         SECTION 6.18.   Absence of Default, etc....................................      28

         SECTION 6.19.   Agreements with Affiliates ................................      29

         SECTION 6.20.   Priority ..................................................      29

         SECTION 6.21.   Indebtedness for Money Borrowed ...........................      29

         SECTION 6.22.   Solvency ..................................................      29

         SECTION 6.23.   Patents, Trademarks etc....................................      30

         SECTION 6.24.   Subsidiaries ..............................................      30

         SECTION 6.25.   Environmental Warranties ..................................      30

         SECTION 6.26.   Pension and Welfare Plans .................................      31

         SECTION 6.27.   Payment of Wages ..........................................      31

         SECTION 6.28.   Accuracy of Information ...................................      31

ARTICLE VII   COVENANTS ............................................................      32

         SECTION 7.1.    Affirmative Covenants .....................................      32

         SECTION 7.2.    Negative Covenants ........................................      39

ARTICLE VIII  EVENTS OF DEFAULT ....................................................      45

         SECTION 8.1.    Listing of Events of Default ..............................      45

         SECTION 8.2.    Action if Bankruptcy ......................................      48

         SECTION 8.3.    Action if Other Event of Default ..........................      48

ARTICLE IX    THE AGENT ............................................................      48

         SECTION 9.1.    Actions ...................................................      48

         SECTION 9.2.    Exculpation ...............................................      49

         SECTION 9.3.    Successor .................................................      49

         SECTION 9.4.    Loans by TD ...............................................      49

         SECTION 9.5.    Credit Decisions ..........................................      49

         SECTION 9.6.    Copies, etc................................................      50

ARTICLE X     MISCELLANEOUS PROVISIONS .............................................      50

         SECTION 10.1.   Waivers, Amendments, etc...................................      50

         SECTION 10.2.   Notices ...................................................      51

         SECTION 10.3.   Payment of Costs and Expenses .............................      51

         SECTION 10.4.   Indemnification ...........................................      51

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         SECTION 10.5.   Reliance on and Survival of Various Provisions ............      53

         SECTION 10.6.   Prior Loan Agreement ......................................      53

         SECTION 10.7.   Severability ..............................................      53

         SECTION 10.8.   Headings ..................................................      53

         SECTION 10.9.   Execution in Counterparts, Effectiveness, etc..............      53

         SECTION 10.10.  Governing Law; Entire Agreement ...........................      53

         SECTION 10.11.  Successors and Assigns ....................................      54

         SECTION 10.12.  Sale and Transfer of Loans and Notes; Participations in
                         Loans and Note ............................................      54

         SECTION 10.13.  Other Transactions ........................................      56

         SECTION 10.14.  Forum Selection and Consent to Jurisdiction ...............      56

         SECTION 10.15.  Waiver of Jury Trial ......................................      56

         SECTION 10.16.  Amendment and Restatement of Existing MVI Security
                         Documents .................................................      57

SCHEDULE I   -  Disclosure Schedule
SCHEDULE 2      Schedule of Initial Percentages

EXHIBIT A    -  Form of Senior Secured Promissory Note
EXHIBIT B    -  Form of Lender Assignment Agreement
EXHIBIT C    -  Form of Opinion of Schulte Roth & Zabel LLP,
                Counsel to the Borrower
EXHIBIT D    -  Form of Compliance Certificate
EXHIBIT E-1  -  Form of Holdings Guaranty
EXHIBIT E-2  -  Form of Master Subsidiary Guaranty
EXHIBIT F-1  -  Form of Borrower Security Agreement
EXHIBIT F-2  -  Form of Master Subsidiary Security Agreement
EXHIBIT F-3  -  Form of Holdings Security Agreement
EXHIBIT G    -  Form of Pledge Agreement
EXHIBIT H    -  Form of Trademark Security Agreement
EXHIBIT I    -  Form of Subsidiary Loan Certificate
EXHIBIT J    -  Form of Tax Sharing Agreement
EXHIBIT K    -  Form of Intercompany Services Agreement